UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2011

NGP CAPITAL RESOURCES COMPANY
(Exact name of Registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 2975 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (713) 752-0062

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective March 31, 2001, NGP Capital Resources Company, a Maryland corporation (the “Company”), entered into a Treasury Secured Revolving Credit Agreement (the “Treasury Credit Agreement”), among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent for the lenders.

Pursuant to the Treasury Credit Agreement, the lenders have agreed to extend revolving credit loans to the Company in an amount not to exceed $30,000,000. Proceeds from the Treasury Credit Agreement will be used to facilitate the growth of the Company's investment portfolio and provide flexibility in the sizing of its portfolio investments. The Treasury Credit Agreement has a 364-day term and bears interest, at the Company's option, at either (i) LIBOR plus 50 basis points or (ii) the base rate. The Company has the right at any time to prepay the loans, in whole or in part, without premium or penalty.

The obligations under the Treasury Credit Agreement are secured by cash and certain treasury securities of the Company. The Treasury Credit Agreement contains affirmative and reporting covenants and certain financial ratio and restrictive covenants, including: (a) maintaining a ratio of net asset value to consolidated total indebtedness (excluding net hedging liabilities) of the Company and its subsidiaries, of not less than 2.25:1.0, (b) maintaining a ratio of net asset value to consolidated total indebtedness (including net hedging liabilities) of the Company and its subsidiaries, of not less than 2.0:1.0, (c) maintaining a ratio of EBITDA (excluding revenue from cash collateral) to interest expense (excluding interest on loans under the Treasury Credit Agreement) of the Company and its subsidiaries of not less than 3.0:1.0, (d) maintaining a ratio of collateral to the aggregate principal amount of loans under the Treasury Credit Agreement of not less than 1.02:1.0; (e) limitations on additional indebtedness, (f) limitations on liens, (g) limitations on mergers and other fundamental changes, (h) limitations on dividends, (i) limitations on disposition of assets other than in the normal course of business, (j) limitations on transactions with affiliates, (k) limitations on agreements that prohibit liens on properties of the Company and its subsidiary guarantors, (l) limitations on sale and leaseback transactions, (m) limitations on speculative hedging transactions, (n) limitations on significant changes to accounting treatment or reporting practices, except as required or permitted by generally accepted accounting principles, and (o) limitations on the aggregate amount of unfunded commitments.

The Company has borrowed $30,000,000 as of March 31, 2011 under the Treasury Credit Agreement. From time to time, certain of the lenders provide customary commercial and investment banking services to the Company.

Also effective March 31, 2001, and in conjunction with the Treasury Credit Agreement, the Company entered into a Consent and Fifth Amendment to Amended and Restated Revolving Credit Agreement (the “Fifth Amendment”), among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent for the lenders.

Pursuant to the Fifth Amendment, the lenders provided their consent to the consummation of the Treasury Credit Agreement.  In addition, all references to the Treasury Revolving Credit Agreement dated as of August 31, 2006, by and among the Company, the lenders from time to time party thereto and SunTrust Bank (as amended, restated, supplemented, or otherwise modified from time to time) were replaced with references to the Treasury Credit Agreement.

From time to time, certain of the lenders provide customary commercial and investment banking services to the Company.

The Treasury Credit Agreement and the Fifth Amendment are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Treasury Credit Agreement and the Fifth Amendment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Treasury Credit Agreement and the Fifth Amendment.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Treasury Credit Agreement set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

d.	Exhibits.

10.1	Treasury Secured Revolving Credit Agreement effective as of March 31, 2011, between the Company, the lenders from time to time party thereto and SunTrust Bank.

10.2	Consent and Fifth Amendment to Amended and Restated Revolving Credit Agreement effective as of March 31, 2011, between the Company, the lenders from time to time party thereto and SunTrust Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP Capital Resources Company

By: /s/ Stephen K. Gardner
       Stephen K. Gardner
       President and Chief Executive Officer

Date:  April 6, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Treasury Secured Revolving Credit Agreement effective as of March 31, 2011, between the Company, the lenders from time to time party thereto and SunTrust Bank.

10.2	Consent and Fifth Amendment to Amended and Restated Revolving Credit Agreement effective as of March 31, 2011, between the Company, the lenders from time to time party thereto and SunTrust Bank.